UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
________________ FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011 ________________
THE PMI GROUP, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-13664 (Commission File Number)	94-3199675 (IRS Employer Identification No.)
PMI Plaza, 3003 Oak Road Walnut Creek, California 94597 (Address of principal executive offices, including zip code)
(925) 658-7878 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of The PMI Group, Inc. was held on May 19, 2011.

(b)	The following were the final voting results of the matters under consideration by the stockholders at the annual meeting:

1.  Election of the Board of Directors.   Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Timothy R. Eller	84,188,466	1,161,985	48,650,459
Carmine Guerro	84,612,129	738,322	48,650,459
Louis G. Lower II	77,597,937	7,752,514	48,650,459
Raymond L. Ocampo Jr.	84,165,151	1,185,300	48,650,459
Charles R. Rinehart	84,616,069	734,382	48,650,459
John D. Roach	84,167,208	1,183,243	48,650,459
L. Stephen Smith	83,344,777	2,005,674	48,650,459
José H. Villarreal	78,006,297	7,344,154	48,650,459
Mary Lee Widener	84,573,397	777,054	48,650,459
Ronald H. Zech	77,941,612	7,408,839	48,650,459

2. Executive Compensation.  The non-binding resolution to approve the 2010 compensation of our named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,939,191	8,909,879	2,501,382	48,650,459

3.  Frequency of Advisory Votes on Compensation.  The non-binding proposal to express a preference on the frequency of the advisory vote on executive compensation resulted in the following vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
42,979,030	762,155	41,444,870	164,396	48,650,459

4.  Auditors.  The appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2011 was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,235,560	1,329,259	436,091	-0-

5.  Tax Benefits Plan.  The Corporation’s Amended and Restated Tax Benefits Preservation Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,278,977	3,787,866	2,283,608	48,650,459

6. Increase in Authorized Shares. The Amendment to the Corporation’s Certificate of Incorporation increasing the authorized common stock thereunder to 500 million shares was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,620,218	5,556,108	2,824,584	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2011                                                                                  THE PMI GROUP, INC.

By:	/s/ Andrew D. Cameron
	Name:	Andrew D. Cameron
	Title:	Executive Vice President and General Counsel